As filed with the Securities and Exchange Commission on January 14, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Cheniere Energy, Inc.
(Exact name of registrant as specified in its charter)
Delaware	95-4352386
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

700 Milam Street, Suite 800 Houston, Texas 77002 (713) 375-5000	Meg A. Gentle Senior Vice President & Chief Financial Officer Cheniere Energy, Inc. 700 Milam Street, Suite 800 Houston, Texas 77002 (713) 375-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
 Meredith S. Mouer
Andrew M. Tucker
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
(713) 220-4200

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement, as determined in light of market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Act. ☐

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock of Cheniere Energy, Inc.	10,125,000	$6.93	$70,166,250	$8,146.30

(1)	All of the common stock offered hereby is for the account of the selling stockholders.
(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.  The calculation of the proposed maximum aggregate offering price of the common stock is based on the average of the high and low prices for the common stock on January 7, 2011.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 14, 2011

PROSPECTUS

Cheniere Energy, Inc.

10,125,000 Shares of Common Stock

This prospectus relates to the resale of up to 10,125,000 shares of common stock, par value $0.003, of Cheniere Energy, Inc. that may be offered and sold from time to time by the selling stockholders named in this  prospectus.

The selling stockholders and their permitted transferees may offer and sell the common stock from time to time at market prices, in negotiated transactions or otherwise. The timing and amount of any sale are within the sole discretion of the selling stockholders. The selling stockholders may sell the common stock directly or through underwriters, brokers or dealers or through a combination of these methods. The selling stockholders will pay commissions or discounts to underwriters, brokers or dealers in amounts to be negotiated prior to the sale. We will not receive any of the proceeds from the sale of the common stock by the selling stockholders. See “Plan of Distribution” on page 3 for more information on this topic.

Our common stock is listed and traded on the NYSE Amex Equities under the symbol “LNG.”  On January 13, 2011, the closing sale price of our common stock on the NYSE Amex Equities was $6.91 per share.

Investing in our common stock involves risks. Please read “Risk Factors” on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January __, 2011.

TABLE OF CONTENTS

About This Prospectus	i
Incorporation By Reference	i
Where You Can Find More Information	ii
Cautionary Statement Regarding Forward-Looking Statements	iii
Cheniere Energy, Inc.	1
Risk Factors	1
Use of Proceeds	1
Selling Stockholders	1
Plan of Distribution	3
Legal Matters	5
Experts	5

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders may sell the common stock described in this prospectus in one or more offerings.  This prospectus does not contain all of the information included in the registration statement.  The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus.  You should carefully read this prospectus and the related exhibits filed with the SEC together with the additional information described below under the headings “Incorporation by Reference ” and “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not making an offer of the securities covered by this prospectus in any state where the offer is not permitted. You should assume that the information appearing in this prospectus and any other document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Under no circumstances should the delivery to you of this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Cheniere,” “Cheniere Energy,” “our company,” “we,” “our,” “us” or similar references mean Cheniere Energy, Inc. and its consolidated subsidiaries.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of current reports on Form 8-K or other applicable SEC rules) rather than filed:

•	our Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on February 26, 2010;

•
our Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 2010 filed with the SEC on May 7 and August 6, 2010, respectively, and our Quarterly Report on Form 10-Q for the period ended September 30, 2010, as amended by Amendment No. 1 thereto, filed with the SEC on November 5 and November 8, 2010, respectively;

i

•
our Current Reports on Form 8-K, as filed with the SEC on January 12, 2010, March 31, 2010, April 14, 2010, April 22, 2010 and April 27, 2010, May 14, 2010, June 4, 2010, June 10, 2010, June 28, 2010, August 3, 2010, August 6, 2010, December 10, 2010, December 23, 2010 and January 10, 2011; and

•
the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 2, 2001, including any amendments and reports filed for the purpose of updating such description.

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, after the date of this prospectus and until any offerings hereunder are completed, or after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost. Requests should be made by writing or telephoning us at the following address:

Cheniere Energy, Inc.
700 Milam Street, Suite 800
Houston, Texas 77002
(713) 375-5000
Attn: Investor Relations

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended, which we refer to as the Securities Act, that registers the issuance and sale of the common stock offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

We file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public through the SEC’s website at http://www.sec.gov.

General information about us, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.cheniere.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some information contained in this prospectus and in the documents we incorporate by reference herein may contain certain statements (other than statements of historical fact) that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements generally can be identified by the use of words such as “achieve,” “anticipate,” “believe,” “develop,” “estimate,” “expect,” “forecast,” “plan,” “potential,” “project,” “propose,” “strategy” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes. However, these are not the exclusive means of identifying forward-looking statements.

Where any forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, we caution that, while we believe these assumptions or bases to be reasonable and to be made in good faith, assumed facts or bases almost always vary from actual results, and the difference between assumed facts or bases and actual results could be material, depending on the circumstances. It is important to note that actual results could differ materially from those projected by such forward-looking statements.

Although we believe that the expectations in our forward-looking statements are reasonable, we cannot give any assurance that those expectations will be correct. Our operations are subject to numerous uncertainties, risks and other influences, many of which are outside our control and any of which could materially affect our results of operations and ultimately prove the statements we make to be inaccurate.

Factors that could cause our results to differ materially from the results discussed in such forward-looking statements include, but are not limited to, the following:

•
statements relating to the construction or operation of each of our proposed liquefied natural gas (“LNG”) terminals or our proposed pipelines or liquefaction facilities, or expansions or extensions thereof, including statements concerning the completion or expansion thereof by certain dates or at all, the costs related thereto and certain characteristics, including amounts of regasification and storage capacity, the number of storage tanks and docks, pipeline deliverability and the number of pipeline interconnections, if any;

•
statements regarding future levels of domestic natural gas production, supply or consumption; future levels of LNG imports into North America; sales of natural gas in North America; exports of natural gas from North America; and the transportation, other infrastructure or prices related to natural gas, LNG or other energy sources or hydrocarbon products;

•	statements regarding any financing transactions or arrangements, or ability to enter into such transactions or arrangements, whether on the part of Cheniere or at the project level;

•
statements regarding any terminal use agreement (“TUA”) or other commercial arrangements presently contracted, optioned or marketed, or potential arrangements, to be performed substantially in the future, including any cash distributions and revenues anticipated to be received and the anticipated timing thereof, and statements regarding the amounts of total LNG regasification, liquefaction or storage capacity that are, or may become, subject to TUAs or other contracts;

•	statements regarding counterparties to our TUAs, construction contracts and other contracts;

•
statements regarding any business strategy, any business plans or any other plans, forecasts, projections or objectives, including potential revenues and capital expenditures, any or all of which are subject to change;

•	statements regarding legislative, governmental, regulatory, administrative or other public body actions, requirements, permits, investigations, proceedings or decisions;

•	statements regarding our LNG and natural gas marketing activities; and

•	any other statements that relate to non-historical or future information.

Other factors, risks and uncertainties that could cause actual results to differ materially from our expectations are discussed under the heading “Risk Factors” below and as otherwise described in our periodic filings with the SEC.

We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in any document we incorporate by reference, the date of that document. All such forward-looking statements in this document are expressly qualified in their entirety by the cautionary statements in this section, and other than as required under the securities laws, we undertake no obligation to publicly update or revise any forward-looking statements.

CHENIERE ENERGY, INC.

Cheniere Energy, Inc., a Delaware corporation, is a Houston-based energy company primarily engaged in LNG-related businesses. We own and operate the Sabine Pass LNG terminal in Louisiana through our 90.6% ownership interest in and management agreements with Cheniere Energy Partners, L.P. (NYSE Amex Equities: CQP), which is a publicly traded partnership we created in 2007. We also own and operate the Creole Trail Pipeline, which interconnects the Sabine Pass LNG terminal with downstream markets. One of our subsidiaries, Cheniere Marketing, LLC, is marketing LNG and natural gas and is developing a portfolio of contracts to monetize capacity at the Sabine Pass LNG terminal and the Creole Trail Pipeline. We are also in various stages of developing other LNG terminal and pipeline related projects, which, among other things, will require acceptable commercial arrangements before we make a final investment decision. In addition, we are engaged to a limited extent in oil and natural gas exploration and development activities in the Gulf of Mexico.

Our corporate headquarters are located at 700 Milam Street, Suite 800 in Houston, Texas. Our phone number is (713) 375-5000, and our website is accessed at www.cheniere.com. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.

RISK FACTORS

The common stock to be offered by this prospectus may involve a high degree of risk. When considering an investment in our common stock, you should consider carefully all of the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in our Current Report on Form 8-K filed with the SEC on August 6, 2010. You should also consider similar information in any annual report on Form 10-K, quarterly report on Form 10-Q or other document incorporated by reference into this prospectus or filed by us with the SEC after the date of this prospectus.

USE OF PROCEEDS

The common stock to be offered and sold pursuant to this prospectus will be offered and sold by the selling stockholders. We will not receive any proceeds from the sale of the common stock by the selling stockholders.

SELLING STOCKHOLDERS

On December 9, 2010, Cheniere Common Units Holding, LLC (“CCUH”), a Delaware limited liability company and wholly owned subsidiary of Cheniere Energy, entered into an Eighth Amendment to Credit Agreement and Second Amendment to Investors’ Agreement (the “Eighth Amendment”), which amends the Credit Agreement dated August 15, 2008 (as amended, the “Credit Agreement”) among CCUH, The Bank of New York Mellon, as administrative agent and collateral agent, certain affiliates of CCUH, and the lenders from time to time party thereto (the “Lenders”) and the Investors’ Agreement dated August 15, 2008 (as amended, the “Investors’ Agreement”) among Cheniere Energy, CCUH and the Lenders.

The Eighth Amendment became effective on December 22, 2010 (the “Effective Date”) when , among other things, 10,125,000 million shares of common stock (the “Shares”) had been approved for listing and issued to a group of Lenders comprised of the selling stockholders.  The issuance of the Shares was exempt from the registration requirements of the Securities Act under Section 4(2) of the Securities Act, and did not involve a public offering.  Pursuant to the Eighth Amendment, we agreed to file with the SEC, within 30 days following the Effective Date, a registration statement relating to the registration of the offer and sale of the Shares by the selling stockholders.  We have filed the registration statement of which this prospectus forms a part in order to comply with our obligations under the Eighth Amendment.

On the Effective Date, 2,531,250 of the Shares were available for sale or transfer by the selling stockholders.  An additional 2,531,250 of the Shares will be available for sale or transfer by the selling stockholders at any time following each of March 22, 2011 and June 20, 2011.  The remaining 2,531,250 Shares will be available for sale or transfer by the selling stockholders at any time following September 18, 2011.  Notwithstanding the conditions described in this paragraph, transfers to or among the selling stockholders or affiliates of the selling stockholders are not restricted or prohibited so long as the transferee will be bound by the foregoing transfer restrictions.

The following table sets forth the information regarding the selling stockholders and the number of shares of common stock each selling stockholder is offering.  The information included in the table has been furnished to us by or on behalf of the selling stockholders for inclusion in this prospectus.  The selling stockholders identified below may have sold, transferred, or otherwise disposed of some or all of their shares of common stock since the date as of which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act and of which we are not aware. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. The term “selling stockholder” includes donees, pledgees, transferees, or other successors-in-interest selling common stock received from the named selling stockholders as a gift, pledge, stockholder distribution or other non-sale related transfer after the date of this prospectus. Under the rules of the SEC, beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power.  The information regarding common stock beneficially owned after the offering assumes the sale of all common stock covered by this prospectus.  The percentage ownership data is based on 67,764,003 shares of our common stock issued and outstanding as of January 11, 2011.

Each of the selling stockholders is an “affiliate” of a broker-dealer and has certified that it acquired its portion of the Shares in the ordinary course of business, and at the time of the acquisition of such Shares, it had no agreements or understandings, directly or indirectly, with any person to distribute such securities.

Jason G. New and D. Dwight Scott, who served on the Board of Directors of Cheniere Energy as representatives of the Lenders pursuant to the Credit Agreement from August 15, 2008 through December 9, 2010, are each Senior Managing Directors of GSO Capital Partners LP.  Messrs. New and Scott resigned from the Board, effective December 9, 2010, in connection with the Eighth Amendment.  To our knowledge, none of the selling stockholders has, or has had within the past three years, any other position, office or other material relationship with us or any of our predecessors or affiliates, other than as Lenders under the Credit Agreement described above and their ownership of common stock described below.

Name(1)	Shares Beneficially Owned Prior to the Offering		Shares That May be Offered Hereby	Shares Beneficially Owned Following the Offering
	Number	Percent		Number	Percent
GSO Special Situations Fund LP(2)	2,716,119	4.0%	2,716,119	0	*
GSO COF Facility LLC(2)	4,402,174	6.5%	4,402,174	0	*
GSO Special Situations Overseas Master Fund Ltd.(2)	2,377,825	3.5%	2,377,825	0	*
Blackstone Distressed Securities Fund L.P.(3) (4)	116,929	*	115,295	1,634	*
Investment Partners II (A), LLC(5) (6)	513,587	*	513,587	0	*
_________________

*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

(1)
All of the selling stockholders in this offering other than Investment Partners II (A), LLC are affiliates of GSO Capital Partners LP.  GSO Capital Partners LP is the investment manager of each of GSO Special Situations Fund LP and GSO Special Situations Overseas Master Fund Ltd, and collateral manager of GSO COF Facility LLC.  GSO Advisor Holdings L.L.C. is the general partner of GSO Capital Partners LP.  Blackstone Distressed Securities Advisors L.P. serves as the investment advisor to Blackstone Distressed Securities Fund L.P.  Blackstone DD Advisors L.L.C. is the general partner of Blackstone Distressed Securities Advisors L.P.  Blackstone Holdings I L.P. is the sole member of each of GSO Advisor Holdings L.L.C. and Blackstone DD Advisors L.L.C.  Blackstone Holdings I/II GP Inc. is the general partner of Blackstone Holdings I L.P.  The Blackstone Group L.P. is the controlling shareholder of Blackstone Holdings I/II GP Inc.  Blackstone Group Management L.L.C. is the general partner of The Blackstone Group L.P.  Blackstone Group Management L.L.C. is controlled by Stephen A. Schwarzman, one of its founders.  Each of Bennett J. Goodman, J. Albert Smith III and Douglas I. Ostrover is an executive of GSO Capital Partners LP.

(2)	The address of each of GSO Special Situations Fund LP, GSO COF Facility LLC, and GSO Special Situations Overseas Master Fund Ltd. is 280 Park Avenue, 11th Floor, New York, New York 10017.

(3)	The address of Blackstone Distressed Securities Fund L.P. is 280 Park Avenue, 11th Floor, New York, New York 10017.

(4)
Messrs. New and Scott received an aggregate of 136,266 shares of common stock for their service as directors of Cheniere Energy, 1,634 of which shares are held by Blackstone Distressed Securities Fund, L.P. and 134,632 of which shares are held by GSO Capital Partners LP.

(5)
Investment Partners II (A), LLC is a Delaware limited liability company, the investment manager of which is BlackRock Financial Management, Inc. (“BFM”).  BFM is a Delaware company and a wholly-owned subsidiary of BlackRock, Inc., a publicly traded corporation.

(6)	The address of Investment Partners II (A), LLC is 601 Union Street, 56th Floor, Seattle, Washington 98101.

PLAN OF DISTRIBUTION

The common stock offered by this prospectus may be sold by the selling stockholders or their transferees,  directly or through brokers, dealers, agents or underwriters, from time to time in:

•	transactions in the over-the-counter market, the NYSE Amex Equities, or on one or more exchanges on which the common stock may be listed or quoted at the time of sale;

•	negotiated transactions;

•	transactions otherwise than on the NYSE Amex Equities or exchanges;

•	underwritten offerings;

•	distributions to equity security holders, partners or other stockholders of the selling stockholders;

•
a sale to one or more underwriters for resale to the public or to institutional investors in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments;

•	a block trade, in which a broker or dealer attempts to sell common stock as agent but may position and resell a portion of the common stock as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and the subsequent sale by such broker or dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions (which may include long or short sales) and transactions in which the broker solicits purchasers;

•	the pledging of common stock as collateral to secure loans, credit or other financing arrangements and subsequent foreclosure, the disposition of shares of the common stock by the lender thereunder;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers agreeing with the selling stockholder to sell a specified number of such common stock at a stipulated price per share;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	any other method described in an amendment or supplement to this prospectus; or

•	through a combination of these methods of sale.

Sales and transfers of the common stock may be effected from time to time at:

•	fixed prices which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices;

•	negotiated prices;

•	without consideration; or

•	any other method permitted by law.

The term “selling stockholder” includes donees, pledgees, transferees, or other successors-in-interest selling common stock received from the named selling stockholders as a gift, pledge, stockholder distribution or other non-sale related transfer after the date of this prospectus.

In connection with sales of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other parties, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling stockholders may also sell common stock short and deliver common stock to close out short positions, or loan or pledge common stock to broker-dealers or other parties that in turn may sell those shares of common stock. If the selling stockholders effect such transactions by selling common stock to or through underwriters, broker-dealers or agents, those underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the common stock for whom they may act as agent or to whom they may sell as principal. Any such discounts, concessions or commissions as to particular underwriters, brokers-dealers or agents may be in excess of those customary in the types of transactions involved.

The selling stockholders may enter into derivative transactions with third parties or sell common stock not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, such third parties (or affiliates of such third parties) may sell common stock covered by this prospectus, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use common stock pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of common stock, and may use common stock received from the selling stockholder or others in settlement of those derivatives to close out any related open borrowings of common stock.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the common stock owned by them. If the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock from time to time under this prospectus or an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the common stock in other circumstances, including, but not limited to, through a loan or pledge, and the transferees, pledgees or other successors in interest may in turn sell common stock using this prospectus as the selling beneficial owner. Such transferee, pledgee or other successor in interest may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Direct Sales, Agents, Dealers and Underwriters

The selling stockholders or their transferees may effect transactions by selling the common stock in any of the following ways:

•	directly to purchasers; or

•	to or through agents, dealers or underwriters designated from time to time.

Agents, dealers or underwriters may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of common stock for whom they act as agent or to whom they sell as principals, or both. The agents, dealers or underwriters that act in connection with the sale of common stock might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of common stock as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

Supplements

To the extent required, we will set forth in a supplement to this prospectus filed with the SEC the number of common stock to be sold, the purchase price and public offering price, any new selling stockholders, the name or names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offering.

State Securities Law

Under the securities laws of some states, the selling stockholders may only sell the common stock in those states through registered or licensed brokers or dealers. In addition, in some states the selling stockholders may not sell the common stock unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is satisfied.

Expenses, Indemnification

We will not receive any of the proceeds from the sale of the common stock by the selling stockholders and will bear all expenses related to the registration of this offering but will not pay for any underwriting commissions, fees or discounts, if any. We will indemnify the selling stockholders against some civil liabilities, including some liabilities which may arise under the Securities Act.

In the event of a material change in the plan of distribution disclosed in this prospectus, the selling stockholders will not be able to effect transactions in the common stock pursuant to this prospectus until such time as a post-effective amendment to the registration statement is filed with, and declared effective by, the SEC.

LEGAL MATTERS

The validity of the common stock offered in this prospectus will be passed upon for us by Andrews Kurth LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of Cheniere Energy, Inc. appearing in Cheniere Energy, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2009 (including schedule appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Cheniere Energy, Inc.

10,125,000 Shares of Common Stock

P R O S P E C T U S

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                      Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the common stock being registered. The selling stockholders will pay all brokerage commissions, underwriting discounts and commissions, transfer taxes and other similar selling expenses, if any, associated with their sales of the common stock. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$8,146.30
Printing and engraving expenses	5,000.00
Legal fees and expenses	10,000.00
Transfer Agent fees and expenses	5,000.00
Accounting fees and expenses	10,000.00
Miscellaneous	3,000.00
Total	$41,146.30

Item 15.                      Indemnification of Directors and Officers.

Cheniere Energy, Inc. is incorporated under the laws of the State of Delaware. Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

Cheniere Energy’s restated certificate of incorporation, as amended, provides for indemnification of Cheniere Energy’s directors and officers to the full extent permitted by applicable law. Cheniere Energy’s amended and restated by-laws, as amended, also provide that its directors and officers shall be indemnified against liabilities arising from their service as directors or officers to the fullest extent permitted by law, which generally requires that the individual act in good faith and in a manner he or she reasonably believes to be in or not opposed to Cheniere Energy’s best interests.

Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. In accordance with the Section 102(b)(7) of the General Corporation Law of the State of Delaware, Cheniere Energy’s restated certificate of incorporation, as amended, contains a provision that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, subject to limitations of Section 102(b)(7).

Cheniere Energy has also entered into indemnification agreements with all of its directors and elected officers. The indemnification agreements provide that Cheniere Energy will indemnify these officers and directors to the fullest extent permitted by its restated certificate of incorporation, as amended, amended and restated by-laws, as amended, and applicable law. The indemnification agreements also provide that these officers and directors shall be entitled to the advancement of fees as permitted by applicable law and sets out the procedures required under the agreements for determining entitlement to and obtaining indemnification and expense advancement.

Cheniere Energy maintains insurance policies that provide coverage to its directors and officers against certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.                      Exhibits.

Exhibit No.	Exhibit
**1.1	Form of Underwriting Agreement for the common stock registered hereby.
4.1
Restated Certificate of Incorporation of the Company. (Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004 (SEC File No. 001-16383), filed on August 10, 2004)

4.2
Certificate of Amendment of Restated Certificate of Incorporation of the Company. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (SEC File No. 001-16383), filed on February 8, 2005)

4.3
Certificate of Amendment of Restated Certificate of Incorporation of the Company. (Incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 (SEC File No. 333-160017), filed on June 16, 2009)

4.4	Amended and Restated By-laws of the Company. (Incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 (SEC File No. 333-112379), filed on January 30, 2004)

Exhibit No.	Exhibit
4.5	Amendment No. 1 to Amended and Restated By-laws of the Company. (Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q (SEC File No. 001-16383), filed on May 6, 2005)
4.6
Amendment No. 2 to the Amended and Restated By-Laws of Cheniere Energy, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (SEC File No. 001-16383), filed on September 12, 2007)

4.7	Specimen Common Stock Certificate of the Company. (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (SEC File No. 333-10905), filed on August 27, 1996)
4.8
Certificate of Designation of Series A Junior Participating Preferred Stock. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (SEC File No. 001-16383), filed on October 14, 2004)

4.9
Rights Agreement by and between the Company and U.S. Stock Transfer Corp., as Rights Agent, dated as of October 14, 2004. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (SEC File No. 001-16383), filed on October 14, 2004)

4.10
First Amendment to Rights Agreement by and between the Company and U.S. Stock Transfer Corp., as Rights Agent, dated January 24, 2005. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (SEC File No. 001-16383), filed on January 24, 2005)

4.11
Second Amendment to Rights Agreement by and between Cheniere Energy, Inc. and Computershare Trust Company, N.A. (formerly U.S. Stock Transfer Corp.), as Rights Agent, dated as of October 24, 2008. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (SEC File No. 001-16383), filed on October 24, 2008)

4.12
Certificate of Designations of Series B Preferred Stock of Cheniere Energy, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (SEC File No. 001-16383), filed on August 18, 2008)

4.13
Amended and Restated Certificate of Designations of Series B Preferred Stock of Cheniere Energy, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (SEC File No. 001-16383), filed on December 23, 2010)

4.14
Form of Series B Preferred Stock Certificate of Cheniere Energy, Inc. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (SEC File No. 001-16383), filed on August 18, 2008)

4.15
Indenture, dated as of July 27, 2005, between the Company, as issuer, and The Bank of New York, as trustee. (Incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K (SEC File No. 001-16383), filed on July 27, 2005)

4.16
Indenture, dated as of November 9, 2006, between Sabine Pass LNG, L.P., as issuer, and The Bank of New York, as trustee. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (SEC File No. 001-16383), filed on November 16, 2006)

4.17	Form of 7.25% Senior Secured Note due 2013 (Included as Exhibit A1 to Exhibit 4.16 above)
4.18	Form of 7.50% Senior Secured Note due 2016 (Included as Exhibit A1 to Exhibit 4.16 above)
4.19
Eighth Amendment to Credit Agreement and Second Amendment to Investors’ Agreement, dated December 9, 2010, by and among Cheniere Common Units Holding, LLC, the other Loan Parties (as defined therein), The Bank of New York Mellon, as administrative agent and collateral agent, and the Lenders (as defined therein). (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (SEC File No. 001-16383), filed on December 10, 2010)

Exhibit No.	Exhibit
*5.1	Opinion of Andrews Kurth LLP regarding legality of common stock to be registered.
*23.1	Consent of Andrews Kurth LLP (included in Exhibit 5.1).
*23.2	Consent of Ernst & Young LLP.
*24.1	Power of Attorney (included on signature pages).
*	Filed herewith.
**	To be filed by amendment or as an exhibit to Current Report on Form 8-K filed at a later date in connection with a specific offering.

Item 17.                      Undertakings.

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on January 14, 2011.

Cheniere Energy, Inc.

By:	/s/ Charif Souki
Charif Souki
Chief Executive Officer, President and
Chairman of the Board

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Cheniere Energy, Inc. hereby constitutes and appoints Charif Souki and Meg A. Gentle, and each of them individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file any or all amendments (including, without limitation, post-effective amendments) to this registration statement and any and all registration statements pursuant to Rule 462(b) of the Securities Act of 1933, with any and all exhibits thereto, and all other documents required to be filed therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she himself or herself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charif Souki	Chief Executive Officer, President and Chairman of the Board	Jauary 14, 2011
Charif Souki	(Principal Executive Officer)

/s/ Meg A. Gentle	Senior Vice President and Chief Financial Officer	Jauary 14, 2011
Meg A. Gentle	(Principal Financial Officer)

Signature	Title	Date

/s/ Jerry D. Smith	Vice President and Chief Accounting Officer	Jauary 14, 2011
Jerry D. Smith	(Principal Accounting Officer)

/s/ Vicky A. Bailey	Director	Jauary 14, 2011
Vicky A. Bailey

/s/ Nuno Brandolini	Director	Jauary 14, 2011
Nuno Brandolini

/s/ Keith F. Carney	Director	Jauary 14, 2011
Keith F. Carney

/s/ John M. Deutch	Director	Jauary 14, 2011
John M. Deutch

/s/ Paul J. Hoenmans	Director	Jauary 14, 2011
Paul J. Hoenmans

/s/ David B. Kilpatrick	Director	Jauary 14, 2011
David B. Kilpatrick

/s/ G. Andrea Botta	Director	Jauary 14, 2011
G. Andrea Botta

/s/ Walter L. Williams	Director	Jauary 14, 2011
Walter L. Williams

EXHIBIT INDEX

Exhibit No.	Exhibit
**1.1	Form of Underwriting Agreement for the common stock registered hereby.
4.1
Restated Certificate of Incorporation of the Company. (Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004 (SEC File No. 001-16383), filed on August 10, 2004)

4.2
Certificate of Amendment of Restated Certificate of Incorporation of the Company. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (SEC File No. 001-16383), filed on February 8, 2005)

4.3
Certificate of Amendment of Restated Certificate of Incorporation of the Company. (Incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 (SEC File No. 333-160017), filed on June 16, 2009)

4.4	Amended and Restated By-laws of the Company. (Incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 (SEC File No. 333-112379), filed on January 30, 2004)
4.5	Amendment No. 1 to Amended and Restated By-laws of the Company. (Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q (SEC File No. 001-16383), filed on May 6, 2005)
4.6
Amendment No. 2 to the Amended and Restated By-Laws of Cheniere Energy, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (SEC File No. 001-16383), filed on September 12, 2007)

4.7	Specimen Common Stock Certificate of the Company. (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (SEC File No. 333-10905), filed on August 27, 1996)
4.8
Certificate of Designation of Series A Junior Participating Preferred Stock. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (SEC File No. 001-16383), filed on October 14, 2004)

4.9
Rights Agreement by and between the Company and U.S. Stock Transfer Corp., as Rights Agent, dated as of October 14, 2004. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (SEC File No. 001-16383), filed on October 14, 2004)

4.10
First Amendment to Rights Agreement by and between the Company and U.S. Stock Transfer Corp., as Rights Agent, dated January 24, 2005. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (SEC File No. 001-16383), filed on January 24, 2005)

4.11
Second Amendment to Rights Agreement by and between Cheniere Energy, Inc. and Computershare Trust Company, N.A. (formerly U.S. Stock Transfer Corp.), as Rights Agent, dated as of October 24, 2008. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (SEC File No. 001-16383), filed on October 24, 2008)

4.12
Certificate of Designations of Series B Preferred Stock of Cheniere Energy, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (SEC File No. 001-16383), filed on August 18, 2008)

4.13
Amended and Restated Certificate of Designations of Series B Preferred Stock of Cheniere Energy, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (SEC File No. 001-16383), filed on December 23, 2010)

4.14
Form of Series B Preferred Stock Certificate of Cheniere Energy, Inc. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (SEC File No. 001-16383), filed on August 18, 2008)

Exhibit No.	Exhibit
4.15
Indenture, dated as of July 27, 2005, between the Company, as issuer, and The Bank of New York, as trustee. (Incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K (SEC File No. 001-16383), filed on July 27, 2005)

4.16
Indenture, dated as of November 9, 2006, between Sabine Pass LNG, L.P., as issuer, and The Bank of New York, as trustee. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (SEC File No. 001-16383), filed on November 16, 2006)

4.17	Form of 7.25% Senior Secured Note due 2013 (Included as Exhibit A1 to Exhibit 4.16 above)
4.18	Form of 7.50% Senior Secured Note due 2016 (Included as Exhibit A1 to Exhibit 4.16 above)
4.19
Eighth Amendment to Credit Agreement and Second Amendment to Investors’ Agreement, dated December 9, 2010, by and among Cheniere Common Units Holding, LLC, the other Loan Parties (as defined therein), The Bank of New York Mellon, as administrative agent and collateral agent, and the Lenders (as defined therein). (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (SEC File No. 001-16383), filed on December 10, 2010)

*5.1	Opinion of Andrews Kurth LLP regarding legality of common stock to be registered.
*23.1	Consent of Andrews Kurth LLP (included in Exhibit 5.1).
*23.2	Consent of Ernst & Young LLP.
*24.1	Power of Attorney (included on signature pages).
*	Filed herewith.
**	To be filed by amendment or as an exhibit to Current Report on Form 8-K filed at a later date in connection with a specific offering.